UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Jernigan Capital, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 2, 2018 (the “Annual Meeting”), at which the stockholders of the Company approved all of the proposals presented, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 21, 2018 (the “Proxy Statement”). Holders of 12,510,931 shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) and holders of 60,000 shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: For the holders of Common Stock to elect the five director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Mark O. Decker	6,707,218	1,105,937	4,697,776
John A. Good	7,536,305	276,850	4,697,776
Dean Jernigan	7,660,908	152,247	4,697,776
Howard A. Silver	6,711,340	1,101,815	4,697,776
Dr. Harry J. Thie	6,022,997	1,790,158	4,697,776

For the holders of Series A Preferred Stock to elect the director nominee named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
James D. Dondero	60,000	0	0

Proposal 2: For the holders of Common Stock to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For	Against	Abstentions
12,453,031	39,973	17,927

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018

Jernigan Capital, Inc.

By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer